Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act Of 1934


              Date of Earliest Reported Event - January 28, 2000



                                FAB Global, Inc.
             (Exact name of Registrant as specified in its charter)



               Georgia                 0-15900            59-3461241
   (State or other jurisdiction of   (Commission         (IRS Employer
   incorporation or organization)    File Number)    Identification Number)

                             42 Broadway, Suite 1101
                      P.O. Box 1887, Bowling Green Station
                            New York, New York 10004
              (Address of Registrant's principal executive offices)

                                (917) 320-4800
             (Registrant's telephone number, including area code)

                                (212) 422-1913
             (Registrant's facsimile number, including area code)


                                  1612 Osceola
                               Clearwater, Florida
         (Former name or former address, if changed since last report)

INTRODUCTORY NOTES.

     FAB Global, Inc. ("Global") previously filed a current report on Form 8-K on April 20, 1999 disclosing the terms of a business combination agreement ("Old Transaction") that had been negotiated between Global, FAB Capital Corporation ("Capital") and Western Union Leasing, Ltd. ("Western"). As described in greater detail below, the agreements relating to the Old Transaction had numerous provisions that were executory in nature on the date of prior Current Report on Form 8-K. As will also be discussed in greater detail below, since the date of the prior report, it has become evident that Capital and Western are incapable of fully performing all of their obligations under the agreements relating to the Old Transaction. After carefully reviewing the relevant facts, the board of directors of the Company, the board of directors of Capital and the trustee of Western have concluded that reformation of Old Transaction would likely prove unduly complex, burdensome and expensive. They have also concluded that such a reformation would not give the stockholders of Global the value that was contemplated by the original agreements. Accordingly, the board of directors of the Company, the board of directors of Capital and the trustee of Western have jointly agreed to rescind the Old Transaction in its entirety as of January 28, 2000. In connection therewith, Capital and Western have returned an aggregate of 11,400,000 shares of common stock to Global for cancellation.

     In connection with the decision to rescind the Old Transaction, certain former officers of Capital proposed an alternative business combination (the
"New Transaction"), that would permit Global to continue in business as a diversified financial services holding company. After evaluating the proposal, the board of directors of Global agreed to issue 5,830,000 newly issued shares of Global's common stock to Wavecount, Inc. ("Wavecount"), a privately-held financial services holding company, in exchange for substantially all of the operating assets of Wavecount. The New Transaction was closed on December __, 1999. In connection with the New Transaction, it is anticipated that Global's name will be changed to Dupont Direct Financial Holdings, Inc., and a new slate of directors and executive officers will be appointed.

     Unless otherwise indicated, all information in this Current Report on Form 8-K has been adjusted to reflect a 1-for-18 reverse stock split effected April 2, 1999. References to "Marci" refer to the company before the business combination and references to "Global," the "Company," "we," "us" and "our" refer to FAB Global, Inc. and its subsidiaries after the name change.

     Our quarterly and annual operating results will be affected by a wide variety of factors, further discussed below, that could materially and adversely affect our actual results. These factors include, but are not limited to:

     (1)  Changes in general economic and market conditions;

     (2)  Fluctuations in the U.S. and foreign securities markets;

     (3) Changes in interest rates and the demand for investment services;

     (4) Changes in the nature of our business resulting from the introduction of new products and services;

     (5) Competition from others who offer competitive services or lower commission rates;

     (6)  General declines in the investment markets;

     (7) Changes in laws and regulations that affect us and our customers; and

     (8) Risks related to the year 2000.

     As a result of these factors and others, our future operating results may fluctuate on a quarterly or annual basis. Such fluctuations could materially and adversely affect our business, financial condition, operating results, and stock price.

     This report and other documents that we file with the Securities and Exchange Commission (the "SEC") contain forward-looking statements about our business. These forward-looking statements are subject to many risks and uncertainties. Therefore, actual results may differ significantly from the forward-looking statements. Except as specified in SEC regulations, we have no duty to release information that updates the forward-looking statements contained in this Report. An investment in our stock involves various risks, including those mentioned above and described elsewhere in this Report. Additional risks will be disclosed from time to time in our future SEC filings.

Item 1.   Change In Control of Registrant.

A. Corporate Background. Global is a Georgia corporation formerly known as Marci International Imports, Inc. ("Marci"). Marci conducted an initial public offering in February 1987 pursuant to a Form S-18 Registration Statement under the Securities Act of 1933 (the "Securities Act"). In connection with an application to list its Common Stock on the NASDAQ system, Marci also registered its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of a 1989 bankruptcy proceeding, Marci became an inactive shell that had no material assets, liabilities or business activities.

     Marci remained inactive until June 1998 when its stockholders approved a plan of reorganization proposed by Capston Network Company of Clearwater, Florida ("Capston"). This plan of reorganization authorized Capston to seek a suitable business combination opportunity for Marci, authorized a series of changes in Marci's corporate structure, and provided for stock-based compensation to Capston and others for services rendered and to be rendered in connection with the implementation of the plan of reorganization. Capston and its president, Sally A. Fonner ("Fonner"), who also serves as Global's sole director, began actively seeking a business combination opportunity for Marci in the summer of 1998.

B. The Old Transaction. After investigating a number of potential opportunities for Marci, Capston negotiated the terms of the Old Transaction with Capital, an Idaho corporation, and Western, a trust organized under the laws of the United Kingdom. The Old Transaction is summarized below in Item 2.B. For the reasons more particularly described in "Item 4. Other Matters," this Old Transaction was rescinded in its entirety effective January 28, 2000.

C. The New Transaction. When it became apparent that Capital and Western were incapable of fully performing all of their obligations under the agreements relating to the Old Transaction, Global, Capital, Western and certain former officers of Capital commenced discussions aimed at formulating an acceptable alternative business plan for Global. After extensive discussions and negotiations, it was agreed that the Old Transaction would be rescinded in its entirety, Capital and Western would return 11,400,000 shares of common stock to Global for cancellation, and Global would then issue 5,830,000 shares of common stock for substantially all the operating assets of Wavecount, a privately-held financial services company owned by certain former officers of Capital. The operating assets transferred to Global in connection with the New Transaction include:

1. Dupont Securities Group, Inc. ("DSGI"), a registered United States securities broker-dealer operating under the NASD's $100,000 net capital requirements. DSGI is now 100% by owned Wavecount, although the approval of the acquisition by the National Association of Securities Dealers, Inc. ("NASD") pursuant to its rules is still pending. Such approval is reasonably expected in due course.

2.   Wavecount  Futures,  Inc.   ("Futures"),   an  Introducing  Futures  Broker
     registered with the National Futures Association (NFA) and the Commodity Futures Trading Commission (CFTC);

3. Wavecount Asset Management, Inc. ("WAM"), an investment manager that has applied for Registration as an Registered Investment Advisor (RIA). WAM has an association with Jordan Advisory, a minority owned RIA which manages approximately $800 million. WAM will be listed by Jordan as a sub-advisor for Fixed Income assets as soon as its registration is effective.

4. A 49% equity interest in Native American Financial Services Company ("NAFSCO"). NAFSCO is a financial services company located in Window Rock, Arizona, the capital of the Navajo Nation. Along with Murray Lee, the 51% Navajo majority partner, Wavecount established NAFSCO as the first Native American financial services company resident on a Native American reservation.

5. B&S Portfolio Management, GmbH ("B&S"), a registered German Introducing broker located in Munich, Germany which also operates as an asset management firm and investment advisor. Wavecount has signed a letter of intent to acquire B&S in exchange for 200,000 newly issued shares of the Company's common stock and it is anticipated that this transaction will close on or before April 30, 2000.

6.   300,000 shares of King's Road Entertainment, Inc. (OTCBB: KREN);

7.   250,000 shares of Chariot International Holdings, Inc. (OTCBB: CHIH);

8.   250,000 shares of Immediate Entertainment Group, Inc, (OTCBB: IEGPE).

     The New Transaction closed on December __, 1999 and Wavecount has agreed to transfer the New Transaction Properties to Global as expeditiously as possible following receipt of such regulatory and other approvals as may be necessary.

     Principal Stockholders. In connection with the Old Transaction, Capital and Western received a total of 11,400,000 shares of Global's common stock. Further, in conformity with plan of reorganization approved by Marci's stockholders, certain persons designated by Capston received 300,000 shares of Common Stock for administrative and management services, 150,000 shares of Common Stock were issued to legal counsel for the parties and 570,000 shares of Common Stock were issued to certain finders who assisted Capston in the identification of Capital and Western as potential business combination candidates, the introduction of Capital and Western to Marci, the collection and analysis of due diligence information. All shares of Common Stock issued to designees of Capston, legal counsel and the finder were registered under the Securities Act of 1933 prior to issuance, and were subject to "bleed out" and "lock-up" agreements which restrict the re-sale rights of the recipients thereof. As a result of the foregoing, Global had approximately 12,720,000 shares issued and outstanding after the closing of the Old Transaction. After giving effect to the surrender of 11,400,000 shares in connection with the rescission of the Old Transaction, Global had approximately 1,320,000 shares issued and outstanding as of January 28, 2000.

     In connection with the New Transaction, Global issued 5,830,000 new common shares to Wavecount and/or its designees. Therefore, upon closing of the New Transaction, Global had approximately 7,150,000 shares issued and outstanding, as compared to the 12,720,000 shares issued and outstanding after the closing of the Old Transaction.

     The following table sets forth the number of shares of Common Stock owned by (i) each executive officer and director nominees or designates, (ii) all executive officers and directors, nominees or designates, as a group, and (iii) each other person who owns of record or owns beneficially, more than five percent (5%) of Global's outstanding Common Stock.

Name and Address of Beneficial Owner                      Shares     Percent
                                                          Owned     of Class
Wavecount, Inc. 42 Broadway, Suite 1101
New York, New York 10004                                 5,800,000    81.53%
Steven A. Muchnikoff(1)(2)                               5,800,000    81.53%
Randy M. Strausberg (1)(2)                               5,800,000    81.53%
David W. Parsons (1)(2)                                  5,800,000    81.53%
Marc Greenspan (1)(2)                                    5,800,000    81.53%
Executive Officers and Directors as a Group (4 persons)  5,800,000    81.53%

1) c/o Wavecount, Inc., 42 Broadway, Suite 1101, New York, New York 10004. (2) Messrs. Strausberg and Muchnikoff are both directors and executive officers of Wavecount, Mr. Greenspan is a director nominee of Wavecount, and Mr. Parsons is both a director nominee and executive officer designate of Wavecount. They therefore may be deemed to be beneficial owners of the shares of Common Stock held, or entitled to be held, by Wavecount.

     New Management Team. In connection with the closing of the New Agreement, the board of directors of Global has appointed four persons designated by Wavecount to serve as executive officers of Global. Our new executive officers, and the positions held by each such executive officer are set forth below. It is anticipated that these designated executive officers will continue to serve in such capacities for the foreseeable future.

     Name                     Age         Position

Randy M. Strausberg            50      Chief Executive Officer
Steven A. Muchnikoff           44      Chief Operating Officer
David W. Parsons               46      Chief Legal Officer, Secretary/Asst.
                                       Treasurer
Marc Greenspan                 45      Treasurer/Asst. Secretary

     Under the terms of the New Transaction, Wavecount has the right to replace the current board of directors with its own nominees. Wavecount has nominated Randy M. Strausberg, Steven A. Muchnikoff, David W. Parsons, and Marc Greenspan to serve as directors of Global (the "New Directors"). The proposed changes in the board of directors will not become effective and the New Directors will not assume office until 10 days after we file an Information Statement and Notice of Change in the Majority of the Board of Directors with the SEC and send copies of the Notice to our stockholders. At that time, Sally A. Fonner will appoint the New Directors and then resign as a director. Thereafter, the New Directors will manage the business.

Randy M. Strausberg. Mr. Strausberg was a founder of Wavecount in or about September 1998. Currently, he is President of Wavecount. He has also been nominated to serve as a New Director. Mr. Strausberg is also an officer of Capital, as explained in greater detail below. Mr. Strausberg served for one year as the director of fixed income trading in the New York Office of Credit Lyonnais, one year as a senior vice president, proprietary trading in the New York office of HSBC Securities, one year as a senior vice president, manager of fixed income in the New York office of Commerzbank Capital Markets and one year as a vice president, treasury department in the New York office of Bank Austria. Previously, Mr. Strausberg accumulated 24 years of experience as an employee and/or principal of several securities firms, including S.V.P., Deputy Manager of Fixed Income at Nikko Securities International, a Primary Dealer in U.S. Government Securities Mr. Strausberg is a 1970 graduate of Brooklyn College, City University of New York (BS in Economics) and a 1974 graduate of New York University Graduate School of Business (MBA). Mr. Strausberg holds various securities and commodities licenses including Series 3,4,7,24, 27, 53, 55 and 63.

Marc Greenspan. Mr. Greenspan is currently a director of Wavecount. He is also a director of Capital, as explained in greater detail below. He has over twenty years of experience in trading U.S. Government Securities. He headed up the U.S. Government Securities Department at L.F. Rothschild and was Co-Manager of Arbitrage at Nikko Securities. Mr. Greenspan helped design the first issues of dealer created Zero-Coupon bonds at Paine Webber. He has designed a proprietary risk free guaranty structure using U.S. Treasury Zero-Coupon securities. He has a B.A. in Economics from Rutgers University and is a government securities principal.

Steven A. Muchnikoff, Mr. Muchnikoff is a Director of Wavecount. He has over twenty years of experience in fixed income, currencies and equities. He was Vice President in charge of U.S. Treasury trading and sales for Nesbitt Burns Securities, London. At First Interstate Bank he assisted in the design of their U.S. Treasury Options program and also was Managing Director and Partner of Atlantic Alliance Securities, Ltd., London. Steven has a B.S. in Business Administration from the University of Southern California and is a registered principal with the Securities and Futures Authority, United Kingdom. He also has various U.S. licenses with the NASD.

David W. Parsons. Mr. Parsons is General Counsel of Wavecount. Previously, Mr. Parsons had served as the general counsel of FAB Securities since July of 1997. Before joining FAB Securities, Mr. Parsons served for three years as general counsel for Marsh Block & Co. He also was special counsel for financial affairs at Antioch College. Mr. Parsons has twenty years experience in the field of securities law including four years with the Division of Enforcement of the Securities and Exchange Commission and three years with the Antifraud Department of the National Association of Securities Dealers. Mr. Parsons is a 1975 graduate of New College, Sarasota, Florida (BA in Political Science) and a 1979 graduate of the Georgetown University Law Center (JD Cum Laude).

Murray Lee. Mr. Lee is the President of NAFSCO. He is a member of the Navajo Nation, living on the reservation. He graduated from Northern Arizona State University. During his career, he was Liason for U.S. Government programs for the Navajo Nation and Chief Aide to the Speaker of the Council, an 88 member legislative arm of the Navajo (also called Dine) People, representing the more than 100 Chapters (towns) on the Nation. He previously, directed the Small Business Program for The Navajo Nation and served on the PL93-638 Task Force that transferred management of the social service functions from the Bureau of Indian Affairs to the Tribal management.

Dennis K. Smith. Mr. Smith is Director of the Native American Division of Wavecount and is Senior Vice President of NAFSCO. He has over 25 years in all aspects of the financial markets and investment advisory services. He started his career with Merrill Lynch in 1973 and later as a member and trader on the New York Futures and Philadelphia Foreign Currency Exchanges for Paine Webber. Mr. Smith has been a financial advisor to Native American Tribes for the past five years and has lectured extensively on International Finance and Fixed Income. He has a degree in psychology from St. Leo's College.

Gerald Heilpern . Mr. Heilpern is Director of Sales for DSGI. He attended the Philadelphia College of Textiles and Columbia University. He started his securities career at Bache & Co. (now Prudential) in 1968. From 1974 to 1988 he was the manager of fixed income at Phillips, Appel and Walden, a regional firm with over four hundred salesmen. During his career in the securities industry, he has been a registered representative, fixed income manager, branch office manager and Chief Operating Officer at FAB Securities. He holds the following licenses: 4,7,24,53,55,63,and 73.

Elroy Drake - Director

Mr. Drake is a member of the Navajo Indian Nation, and has received his degree in Business administration from the Northern Arizona University. Mr. Drake has recently completed a four-year term as Navajo Nation Tax commissioner. During this term he assisted in the development of investment strategies for Navajo Nation Permanent Trust Fund, worth over one and a half billion dollars.

Elroy is the past CEO of the Hoopa Valley Indians' Department of Enterprises. While CEO of the Hoopa Valley Indians Enterprise Department he was instrumental in starting the Hoopa Valley Indian gaming Casino.

He advised the Kayenta Township, the first independent city on the Navajo Nation, in the development of a sales tax in its city limits.

     Change in Fiscal Year End. After the Old Transaction, Global was to have, effective April 30, 1999, changed from a 52/53-week accounting year to a fiscal year ended April 30. For reasons relating to the consolidation of the financial statements of some of the Old Transaction Properties with those of Global, it was contemplated that the operating companies among the Old Transaction Properties would also change their respective fiscal year ends to April 30. In the New Transaction, it is contemplated that the Fiscal year will be May 31, to coincide with the fiscal year of the broker dealer subsidiary DSGI.

ITEM 2.   Acquisition or Disposition of Assets

A.   Summary Description of the Old Transaction Properties

     Pursuant to the terms of a reorganization agreement dated April 5, 1999, Capital agreed to transfer all of its interest in the following properties to Marci in exchange for 10,000,000 shares of common stock:

1.   FAB Securities of America, Inc.; ("Securities")1,
2.   FAB Finanz- und Anlagen- Beratung und Vermittlung GmbH ("FAB Germany");
3.   FAB Corporate Funding, Inc. ("Funding");
4.   FAB Capital Markets, Inc. ("Markets");
5.   FAB Futures, Inc. ("Futures");
6.   Momentum Capital Funding Corp. ("Momentum");
7.   together  with  725,1802  shares  of  King's  Road  Entertainment,   Inc.
         (Nasdaq: KREN), (KREN has since been removed from Nasdaq and now trades on the electronic Bulletin Board)

     Concurrently, Western agreed to transfer 266,418 shares of King's Road Entertainment and 500,000 shares of Metropolitan Worldwide, Inc. (OTC BB: MWWM) to Marci in exchange for 1,400,000 shares of Common Stock.

     As a result of the rescission of the Old Transaction, the Company will have no ongoing interest in any of the Old Transaction Properties. In connection with the rescission of the Old Transaction, Capital and Western have returned 11,400,000 shares of common stock to the Company for cancellation and agreed to indemnify the Company from all causes of action that relate in any way to the Old Transaction.

B.   Summary Description of the New Transaction Properties

     Wavecount is a privately held financial services holding company. Its owners are essentially the management of the company and its subsidiaries. The operating assets transferred to Global in connection with the New Transaction include:

1. Dupont Securities Group, Inc. ("DSGI"), a registered United States securities broker-dealer operating under the NASD's $100,000 net capital requirements. DSGI is now 100% by owned Wavecount, although the approval of the acquisition by the National Association of Securities Dealers, Inc. ("NASD") pursuant to its rules is still pending. Such approval is reasonably expected in due course.

2.   Wavecount  Futures,  Inc.   ("Futures"),   an  Introducing  Futures  Broker
     registered with the National Futures Association (NFA) and the Commodity Futures Trading Commission (CFTC);

3. Wavecount Asset Management, Inc. ("WAM"), an investment manager that has applied for Registration as an Registered Investment Advisor (RIA). WAM has an association with Jordan Advisory, a minority owned RIA which manages approximately $800 million. WAM will be listed by Jordan as a sub-advisor for Fixed Income assets as soon as its registration is effective.

4. A 49% equity interest in Native American Financial Services Company ("NAFSCO"). NAFSCO is a financial services company located in Window Rock, Arizona, the capital of the Navajo Nation. Along with Murray Lee, the 51% Navajo majority partner, Wavecount established NAFSCO as the first Native American financial services company resident on a Native American reservation.

5. B&S Portfolio Management, GmbH ("B&S"), a registered German Introducing broker located in Munich, Germany which also operates as an asset management firm and investment advisor. Wavecount has signed a letter of intent to acquire B&S in exchange for 200,000 newly issued shares of the Company's common stock and it is anticipated that this transaction will close on or before April 30, 2000..

6.   300,000 shares of King's Road Entertainment, Inc. (OTCBB: KREN);

7.   250,000 shares of Chariot International Holdings, Inc. (OTCBB: CHIH);

8.   250,000 shares of Immediate Entertainment Group, Inc, (OTCBB: IEGPE).

     In connection with the New Transaction, Global will issue 5,830,000 new common shares to Wavecount and/or its designees. Therefore, upon closing of the New Transaction, Global will have approximately 7,150,000 shares issued and outstanding, as compared to the 12,720,000 shares issued and outstanding after the closing of the Old Transaction.

C.   Business of the Company

     Global is a holding company that conducts its business activities through five subsidiaries. The main business lines center around Fixed Income Securities including Brokerage Execution Services, Management of Funds to be invested in Fixed Income and assistance in raising funds via Fixed Income offerings. As a specialty, we have focused on providing assistance to Native American Nations in analyzing their financing requirements, structuring offerings, evaluating business proposals for these needs and raising funds and managing funds. We expect to use our website for on-line sales to supplement our person to person investment business.

Expected Growth in Demand for Fixed Income Products

     Our mission is to provide high quality service in fixed income brokerage, funding, asset management and advisory to Institutions, individuals and Native American Nations. We believe Fixed Income products will soon enjoy a renaissance of investor interest for several reasons.

     First, the recent rise in interest rates foretells the resurgence of Fixed Income products. Not only have Government bond rates risen but corporate and Federal Agency bonds have seen greater rises in interest rates as the economies of Europe and Japan have recovered along with Oil prices. Inflation indicators have been rising for over a year. When interest rates on investment grade securities approach 8%, investor interest rises.

     Second, in the next few years, Baby Boomers will begin to cash in their stock market profits as they retire. Their need for predictable income will increase and that increases demand for Fixed Income products, not only directly but through mutual funds and annuities.

     Third, since Social Security taxes (FICA) have been counted with general government revenues, the budget balancing effects will reverse as Baby Boomers retire, and begin to pull money out of the Social Security System. More attractive interest rates will result.

     Fourth, the rise in the stock market has gone on for so long, bonds were often forgotten by investors. But, except for tech stocks, rising rates and retirement needs will flatten out the stock market rise and bonds will again be competitive investments. Even now, the broad market and most equity mutual funds have failed to keep pace with the headline tech stocks and bonds are already competitive in most cases. The Lipper Mutual Fund averages for December 9, 1999, and Index calculations, as reported in Barron's show the following:

Mutual Funds
U.S. Equity Funds: Range from -8% for Real Estate to +107% for Technology Average General Equity Fund: +19%

Returns by Industry Group
Basic Materials: +20%
Consumer Cyclical +15%
Consumer Non Cyclical: -5%
Energy: +14%
Financial: +3%
Industrial: -1%

Indexes without Dividend Reinvestment
(Reinvestment adds about 1%) Year to Date
Dow Industrials: +21%
S&P 500: +15%
NYSE Composite: +7%
Russell 2000: +10%
Wilshire 5000: +17%
S&P Transports: -10%
S&P Utilities:: -16%

Technology: +49%

     Barron's, on December 20, 1999 reported that "52% of the stocks in the S&) are down for the year; 67% of the stocks in Nasdaq are down 20% from their 1998 highs: and 45% of Nasdaq are down 40% from their 1998 highs."
     These are important results for Bond Dealers: Without the upward pull of technology stocks most indexes and funds have reverted to the historic stock market returns. We believe individuals will be buying bonds from our salesmen and website as easily as they today buy stocks on the Internet.

     Securities Brokerage--DSGI provides Principal Dealing services to Institutional and Retail Clients. Currently, the firm has opened as accounts a number of well known International Banks, Investment Funds and
Quasi-Governmental Agencies to trade in a variety of Investment Grade Securities. Generally, a salesmen will receive a firm order to buy or sell a security or group of securities from an Institutional account. Typically, these orders are executed with large market-making bond dealers, usually those designated as Primary Dealers by the Federal Reserve Bank of New York. DSGI trades with these large accounts by way of a guaranty letter provided by Schroder, Inc. and First Montauk Securities. Corp.(FMFK). DSGI clears through Schroder and FMFK. Through Schroder, DSGI arranges Repurchase Agreement (Repo) financing for customers at competitive rates. Shortly, we will be able to provide Execution and Repo services in multiple currencies.

     DSGI also specializes in providing Fixed Income execution services to small dealers without their own bond desks or by providing expertise to other bond traders in specialized securities. DSGI's staff has many years of experience in a wide variety of Fixed Income products. DSGI has begun to establish alliances with other dealers, starting with its clearing partner, FMFK, which has over 400 salesmen.

     DSGI is a member of the NASD operating under Net Capital rules as a $100,000 broker dealer. This entitles DSGI to provide a full line of investment services including underwriting, market-making in both Fixed Income and Equities, Private Placements, regular transactional brokerage services. DSGI has registered as an Insurance Agency, in order to provide retail clients the opportunity to purchase insurance wrapped investment products such as annuities. DSGI can also provides execution in Equities and is currently a NASDAQ market maker in several Over The Counter (OTC) stocks.

Internet Based Trading and Account Services

     Through Schroder, DSGI will shortly be able to provide Internet access to accounts trade execution and market information for retail clients. We see this as a significant growth area for our Fixed Income business. (Customers will also be able to electronically trade stocks). The service will be available through DSGI's website under the name Dupont Direct.com. Via a hot link to Schroder, clients will be able to open accounts, receive market information, execute trades and see the status of their account.

     In preparation for this, and to provide links to DSGI's site, Wavecount, the majority owner of Global (soon to be Dupont Direct Financial Holdings, Inc.) is the registered owner of investment related Domain names such as:

Fixed Income Securities:
   USTreasuryzerocoupons.com
   USTreasurybond.com
   Mortgagebackedbonds.com
   InterestIncome.com
   InterestIncome.net
   USTreasurystrips.com
   Municipalbondmarket.com
   Eurocurrencybonds.com
   Yankeebond.com
Equities and Options:
   OTCmarketmaker.com
   OTCequitytrading.com
   Americandepositoryreceipts.com
   RegulationD.com
   OTCoptionstrading.com
   Australianstockexchange.com
   Nikkeiindex.com


Mutual Funds:
   Mutualfundinvestments.net
   Noloadmutualfunds.net
   Loadmutualfunds.com
   Openendmutualfunds.com

Retirement Planning:
   401Kpensionplan.com
   Lifeinsuranceannuity.com
   VariableAnnuity.com

Derivatives:
   Oilderivatives.com
   Crudeoilproducts.com
   Eurocurrencytrading.com
   Weatherriskhedging.com
   Financialswaps.com

     Fixed Income and Market Research--DSGI in concert with WAM will provide market analysis that focuses fixed income products, macroeconomic trends and technical analysis of Bond and Currency markets.

     Asset Management - Wavecount Asset Management has two unique proprietary products. First, it has developed an advisor selection process designed to analyze the returns generated by professional money managers in a variety of investment products, particularly fixed income, currencies, commodities and stock indices. Through this process, WAM can provide investors with portfolios of advisors meeting desired investment performance characteristics for return and risk. Second, WAM has a zero-coupon based yield enhancement program, based solely on U.S. Government guaranteed zero coupon bonds that is may improve yield on a fixed income portfolio by about 2 %. In the world of bonds yielding single digit returns, this is a huge increase in performance for a bond portfolio.

     Through its association with NAFSCO and Jordan Advisors, WAM is being considered for management of funds held by Native American Nations.

     Native American Financial Services - We consider one of our main focuses of growth to be developing and strengthening our relations with Native Americans. For a variety of reasons, Native American Nations have had little access to the capital markets. As a result they have not been able to raise the funds needed to raise levels of employment and self-sufficiency by seeding and supporting entrepreneurial activity on reservations or attracting outside business to the reservation.

     However, in recent years, with changes in Bureau of Indian Affairs regulations, tribes are taking more control of Trust funds and revenue streams, not only from well known casino activity, but also from funds previously managed in Washington and revenue from mineral resources. In many ways, these are Developing Nations with a need to increase skills in evaluating business proposals, selecting advisors, training entrepreneurs, funding business loans and industrial parks. Fixed Income expertise is particularly important for fund raising for these projects. Very few American Indian bond issues have been sold, and almost none have been publicly traded. We are experts at structuring Fixed Income issues. In some cases, these Nations can issue tax-exempt municipal bonds, which we believe wealthy investors will find appealing when they can be structured for safety and above normal yields.

     Through our ownership of a minority interest in NAFSCO, we have enjoyed some degree of success with Native American Nations. Wavecount presented a seminar in bond financing and business plan evaluation to the Senior Government Officials of The Navajo Nation, the largest tribe in America. NAFSCO has been selected to manage a Business Development Program, including training, loan guarantees and business proposal evaluation leading to bond issuance for Industrial and Business Development.

     Through its relationship to Charles Jordan, NAFSCO will receive commission dollars from managers investing Tribal Trust funds. In addition, NAFSCO itself is being considered as a manager of those funds with the assistance of WAM and Jordan Advisors. The Navajo Nation has about $1.7 billion in funds under management. NAFSCO is the only Navajo preference financial services company. In connection with providing a full investment service to Native Americans, Wavecount owns the following Web Domain names:

   Navajosecurities.com
   NavajoNationsecurities.com
   MashantucketPequotNation.com
   EasternPequotNation.com
   PequotNation.com
   Pequotsecurities.com

     Derivative Brokerage--Wavecount Futures has been organized to supplement DSGI's institutional or retail fixed income or equity index product line. Since many investment products are derivative, an ability to provide access to futures enhances the trade ideas that generate cash market bond business. Through "Futures", the company can offer hedging or swap related fixed income ideas. In addition, through its association with TGCM, a registered CTA, Futures will provide investment ideas in derivatives related to Fixed Income, currencies and Equity Indices. Through its association with Alaron Trading, clearing through E.D.F. Man, one of the largest futures brokers in the world, "Futures" can provide on-line trading and account opening.

     Investment Banking--DSGI limits its investment banking activities to companies in which it has, through the experience of its senior staff, an in depth understanding of a particular company's business or an investment.

     Principal Trading and Investments--The Company currently limits its trading and investing to maintaining inventory for the servicing of retail clients and investments in which the principals have particular expertise or ownership.

     Through our five operating units, the Company intends to provide a full range of Fixed Income investment services to sophisticated individual and institutional investors. Each of our senior managers has over 20 years of investment experience, particularly Fixed Income. We have established a clientele of institutional investors and individual investors who require a wide variety of analytical and brokerage services, and demand hands-on trading and order execution capabilities that are not generally available through similar sized competitive firms in the securities brokerage, commodities brokerage and investment banking industries. In particular, we have developed unique niche with Native American Nations in advising on funding, business development, money management and brokerage services.

D.   Certain Important Risk Factors.

     We have a limited operating history and we may incur losses as our business expands. We have a limited operating history upon which to evaluate the merits of investing in our common stock. Our prospects are subject to the risks, expenses and uncertainties encountered by companies in financial markets. These risks include the failure to continue to develop and extend our brokerage and on-line service capabilities, the rejection of our services by potential clients, increased competition and the ability to attract, retain and motivate qualified personnel. In particular, Native American Nations are sovereign and political considerations within those Governments or changes in Federal
Government policies may inhibit our growth. We may not be successful in addressing such risks, and our business and financial condition could suffer. Our prospects are also subject to the risks encountered by companies in the investment banking business. Our limited operating history and the uncertain nature of the markets we address make it difficult or impossible to predict future results of operations. Therefore, recent performance should not be an indicator of the rate of revenue growth, if any, we can expect in the future.

     We may incur losses and liabilities in the course of business that could prove costly to defend or resolve. The brokerage and investment banking business involves significant economic risks. Brokerage and investment banking firms face significant legal risks in the U.S., and the volume and amount of damages claimed in lawsuits against financial intermediaries are increasing. These risks include potential liability under federal and state securities and other laws for allegedly false or misleading statements made in connection with securities offerings and other transactions. We also face the possibility that customers or others will claim that we improperly failed to apprise them of applicable risks or that they were not authorized or permitted under applicable corporate or regulatory requirements to enter into transactions with us and that their obligations to us are not enforceable. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation. Substantial legal liability or a regulatory action against us could have a material adverse financial effect on us.

     Our retail brokerage and investment banking groups currently focus on raising capital from traditional institutional and venture capital sources and strategic investors. There is no guaranty these sources of funds will support our clients or projects. Failure of our proposed European affiliates may impair our ability to establish additional offices in the future. We may not be able to expand our business internationally, and if we do, we face risks relating to international operations and regulations.

     A component of our strategy is our planned increase in efforts to attract more institutional customers and strategic affiliations with other broker-dealers to increase our Fixed Income business. We cannot assure you that we will be able to successfully market our services and products in domestic or international markets. In addition, in doing business in international markets or with Sovereign American Indian Nations, we face risks, such as unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing such operations, political instability, fluctuations in currency exchange rates, reduced protection for intellectual property rights in some countries, issues of sovereignty as they affect contract enforcement, seasonal reductions in business activity during the summer months and potentially adverse tax consequences, any of which could adversely impact our operations.

     We may not be able to keep up in a cost-effective way with rapid technological change. The financial services industry is characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements and evolving industry standards. Our future success will depend, in part, on our ability to acquire technologies and enhance our existing services and products. We must also add new services and products that address the increasingly sophisticated and varied needs of our customers and prospective customers. We must respond to technological advances and evolving industry standards and practices on a timely and cost-effective basis. We are particularly dependent on our clearing Brokers, Schroder, Inc. and First Montauk, to develop these technologies and make them available to us. The development and enhancement of services and products entails significant technical and financial risks. We may not (1) effectively use new technologies,
(2) adapt services and products to evolving industry standards or (3) develop, introduce and market service and product enhancements or new services and products. In addition, we may experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, and our new service and product enhancements may not achieve market acceptance. If we encounter these problems, our business, financial condition and operating results will be materially adversely affected.

     Periods of declining prices, inactivity or uncertainty in the public or private bond or equity markets may adversely affect our revenues. Our revenues are likely to be lower during periods of declining prices or securities market inactivity in the sectors on which we focus. The public markets have historically experienced significant volatility not only in the number and size of offerings, but also in the secondary market trading volume and prices of newly issued securities. This recent activity may not sustain its current levels. Activity in the private equity markets frequently reflects the trends in the public markets. As a result, our revenues from private capital raising activity may also be adversely affected during periods of declining prices or inactivity in the public markets.

     The growth in our revenues will depend largely on a significant increase in the number and size of transactions by institutional and individuals for our products. Financing activity, particularly by Native American Nations, may not increase for a number of reasons. Demand for Fixed Income products may not grow as expected due to market uncertainty regarding inflation, interest rates and related issues.

     In those few areas where we engage in corporate investment banking or stock market making activity, disappointments in quarterly performance relative to analysts' expectations can affect our profitability. Changes in long-term prospects for an industry can also adversely affect capital raising activities to a significant degree.

     Our success is dependent on our key personnel whom we may not be able to retain, and we may not be able to hire enough additional qualified personnel to meet our growing needs. Our business requires the employment of highly skilled personnel. The recruitment and retention of experienced investment professionals and managers are particularly important to our performance and success. The loss of the services of any of our key personnel or the inability to recruit and retain experienced investment professionals and managers in the future could have a material adverse effect on our business, financial condition and operating results. We expect further growth in the number of our personnel. Competition for such personnel is intense. Our ability to compete effectively in our business depends on our ability to attract and retain the quality personnel our operations and development require.

     We may have difficulty effectively managing our growth. We expect our business to develop rapidly both in the U.S. and international markets. If our current senior management has difficulty managing a rapidly growing enterprise, it will affect our results. The intensifying competition we face from both established and recently formed entities may adversely affect our revenues and profitability. We expect to encounter intense competition in all aspects of our business, and we expect this competition to increase. Our principal competitors include traditional investment banking and brokerage firms. Most of these investment banking and brokerage firms have been established far longer and are far better capitalized and staffed than we are, and have much larger, established customer bases than we do.

     Operational risks may disrupt our business or limit our growth. Our business is highly dependent on information processing and telecommunications systems. We face operational risks arising from mistakes made in the confirmation or settlement of transactions or from transactions not being properly booked, evaluated or accounted for. Our business is highly dependent on our ability, and the ability of our clearing firm, to process, on a daily basis, a large and growing number of transactions across numerous and diverse markets. Consequently, our clearing firm and we rely heavily on our respective financial, accounting, telecommunications and other data processing systems. If any of these systems do not operate properly or are unavailable due to problems with our physical infrastructure, we could suffer financial loss, a disruption of our business, liability to clients, regulatory intervention or damage to our reputation. In addition, we face operational risks due to difficulties with our telecommunications system's inability to handle the high level of customer inquiries. The inability of our systems to accommodate an increasing volume of transactions could also constrain our ability to expand our businesses. For many of these functions, we are dependent on the ability of our clearing Brokers to handle these transactions and develop the systems necessary to meet growth. We may experienced disruptions in our Web site service due to failures in our telecommunications system and our Web servers. We expect that in the future we will need to continue to upgrade and expand our systems infrastructure. We intend to expand our telecommunications system capacity in order to better ensure customer satisfaction.

     If we fail to comply with applicable laws and regulations, we may face penalties or other sanctions that may be detrimental to our business. When enacted, the Securities Act of 1933, which governs the offer and sale of securities, and the Securities Exchange Act of 1934, which governs, among other things, the operation of the securities markets and broker-dealers, did not contemplate many of the technological changes affecting the Securities business, including the Internet and development of securities derivatives. Uncertainty regarding the application of these laws and other regulations to our business may adversely affect the viability and profitability of our business. If we fail to comply with an applicable law or regulation, government regulators and self regulatory organizations may institute administrative or judicial proceedings against us that could result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the loss of our status as a broker-dealer, the suspension or disqualification of our officers or employees or other adverse consequences. The imposition of any material penalties or orders on us could have a material adverse effect on our business, operating results and financial condition.

     If we engage in market-making or proprietary trading activities in the future, we will face increased risks, which could be harmful to our business. We currently engage in market-making and proprietary trading for our own account. These activities involve significant risks of changes in the market prices of such securities and of decreases in the liquidity of the securities markets. These risks, in turn, could limit our ability to resell securities purchased or to repurchase securities sold short. In addition, our market making and trading activities subject our capital to significant risks that other parties to the transactions will fail to perform their obligations. From time to time, we may establish short positions during the course of our trading activities. It is a characteristic of short positions that any loss sustained on closing out the position may exceed the liability related thereto as reflected on our financial statements.

     We may not be able to secure financing if we need it in the future. We may require additional financing to support our planned expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. We can give stockholders no assurance that additional financing will be available when needed on favorable terms, if at all.

     Employee misconduct could harm us and is difficult to detect and deter. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. Misconduct by employees could include binding us to transactions that exceed authorized limits or present unacceptable risks, or hiding from us unauthorized or unsuccessful activities. In either case, this type of conduct could result in unknown and unmanaged risks or losses. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.

     Despite our efforts, our systems as well as those of others may prove not to be Year 2000 (Y2K) compliant, which could significantly disrupt our business. It should be noted that both the New York Stock Exchange and the National Association of Securities Dealers have made significant efforts to assure that all broker-dealers, including DSGI, First Montauk and Schroder, can meet the challenges posed by Y2K. Nevertheless, we may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Y2K compliant. Any significant disruption of this computer infrastructure caused by the Y2K problem could significantly interfere with our business operations. Our potential areas of exposure include products purchased from third parties, computers, software, telephone systems and other equipment used internally. We are especially dependent on systems operated by our clearing Brokers for both normal clearing and processing and Internet based activity. If our present efforts to address Y2K compliance issues are not successful, or if trading counterparties, financial intermediaries and vendors with whom we conduct business do not successfully address such issues, our business, operating results and financial position could be materially and adversely affected.

     As part of our program to market Fixed Income products to individuals, we intend to use the Internet technology made available to us by our clearing broker, among others. The development of the Internet as a commercial marketplace is still uncertain. Our individual clients will also be able, through Schroder, to transact equity business over the Internet. The markets for brokerage services through the Internet are at an early stage of development and are rapidly evolving. Because the markets for our online services are new and evolving, it is difficult to predict the future growth (if any) and the future size of these markets. We cannot assure you that the markets for our online services will continue to develop or become sustainable. Sales of some of our services and products will depend upon the acceptance of the Internet as a widely used medium for commerce and communication. A number of factors could prevent such acceptance, including the following:

1. Electronic commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;

2. The necessary network infrastructure for substantial growth in usage of the Internet may not be adequately developed;

3. Increased government regulation or taxation may adversely affect the viability of electronic commerce;

4. Insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times or increased costs; and

5. Adverse publicity and consumer concern about the security of electronic commerce transactions could discourage its acceptance and growth.

     Questions related to the security of our systems and our ability to transmit confidential information over the Internet may adversely impact our business. The need to securely transmit confidential information over the
Internet has been a significant barrier to electronic commerce and communications. We are potentially vulnerable to attempts by unauthorized computer users to penetrate our network security. If successful, those individuals could misappropriate proprietary information or cause interruptions in our online services. We will have to work closely with our clearing broker and may have to expend capital and resources to protect against the threat of such security breaches or to alleviate problems. In addition to security breaches, inadvertent transmission of computer viruses could expose us to the risk of disruption of our business, loss and possible liability.

     All of our salespersons and traders receive information, quotes and news over the Internet. As a result, any failure of systems, vendors, and communications networks may impact our ability to conduct our business. Failure of encryption provided by our vendors or clearing broker could compromise the confidentiality of our customer transactions and adversely affect our business.

     Shares eligible for future sale by our current stockholders may adversely affect our stock price. A substantial amount of our Common Stock, including shares issued upon the exercise of outstanding options, will eventually be available for sale in the public market. The future sale of these shares by our current stockholders may adversely affect our stock price.

     We do not anticipate paying dividends. We have never declared or paid any cash dividends on our Common Stock and do not expect to do so in the foreseeable future. We currently intend to retain any earnings to finance the expansion and development of our business. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including our earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

Item 4.
Changes in the Registrant's Certifying Accountant.

     The financial statements of FAB GLOBAL, Inc. for the fiscal years ended May 1997, May 1998 and May 1999 were audited by the firm Want and Ender, New York, New York.

     At this time, the Company has not made any decision to change future accounting and auditing services. During the fiscal years set forth above, and the subsequent interim there have been no reportable disagreements between Marci (FAB Global) and DSGI and their respective auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 5.
Other Events

Impediments to Completion of the Transaction Described in the April 8-K.

1. Introduction - As described in the April 8-K, Global's business was to become that of a financial services holding company emphasizing several business lines heavily dependent on the development of Internet-based securities trading activities. The CEO designate was Phillip G. Cook, who was also the CEO and Chairman of Capital. This was Mr. Cook's vision of the corporation. However in taking steps to effect that vision, details of the business plan were not properly executed, in part because Mr. Cook failed to include the Board and key executives in his decision making about hiring or business expansion.

      Many things which were to be done were never, in fact, done. Often, Mr. Cook failed to inform the Board of Directors, shareholders of Capital or other executive officers of commitments he had made or planned to make. As a result, the details of these commitments were never carried out because they were unknown by the other parties.

2. Things which were never completed or would inhibit the Old Transaction

     None of the operating subsidiaries were actually transferred to Global. None of the securities listed were ever transferred to Global. As a result, the transaction did not close and none of the designated executive officers were actually appointed.

     Some of the subsidiaries to be transferred were never actually transferred, even to Capital. For example, "Futures" was incorporated by Randy Strausberg, the COO-designate of Global, and Steven Muchnikoff. Since Futures is a regulated by the CFTC and the NFA, Strausberg was the only person in Capital to have the requisite licenses. As a result, Strausberg is and was the sole director and officer of Futures. No board meeting was ever held by Capital or Futures to transfer title of Futures to Capital.

     The April 8-K listed Mr. Cook as "the licensed principal of FAB Germany." This is not correct. In September - October 1998, the final paperwork that was to transfer FAB, GmbH to Capital was signed. At that time, both the names of Mr. Cook and Mr. Strausberg were sent to the BakRed (the German equivalent of the SEC) for approval. Although on the State records, both were listed as "Geschafsfuhrer", the equivalent of a Managing Director, neither was ever "accepted" by the BakRed. Although Mr. Cook was Chairman and CEO of FAB GmbH, and responsible for its day to day operation, neither he nor Mr. Strausberg was ever the official license holder - that title was still held by the previous owner until approval would be received from BakRed. Other than "Managing Director nominee", Mr. Strausberg had no day to day management role in Germany. Mr. Cook hired Steven Fleischer - via a letter agreement never seen by the Board of Capital until after Mr. Cook resigned to be his personal representative and day to day manager in Germany and a Director nominee of FAB Germany. It is still not clear to the Board members whether Mr. Cook hired Mr. Fleischer as an employee of FAB Germany or Capital. Funds in Germany were under the signature of Messrs. Cook and Fleischer.

     Just as in the United States a transfer of ownership and management is approved by the NASD, any transfer to new ownership in Germany would have to be approved by the BakRed. Officially, they had not yet approved the transfer to Capital, nor to Global.

     The plan to develop an Internet based broker-dealer was not approved by the Board of Capital. While Mr. Cook hired personnel and began to spend significant resources on it, the other members of the Board were not convinced the resources needed would be available and that planned activities were could be completed in a timely fashion. Nor were they consulted about the new hiring decisions.

     For several months before April 1999, the expenses of developing the Internet business outgrew the excess operating revenues from existing operations, new capital was taking longer than anticipated to secure, Mr. Cook was withdrawing cash from the broker-dealer to fund Internet activities and the company was also diverting its attentions from its everyday brokerage business to these matters. This had begun to lead a number of key employees to seek other employment. The other Board members of Capital and remaining key employees brought these matters to the attention of shareholders controlling more than 60% of the voting stock of Capital - particularly the failure to complete the transfer of assets to Global, the diversion of revenues from existing business lines and the fact that hiring and decisions were made without consultation with other Board members and key officers. The shareholders decided to reorganize and restructure the management of the Capital. This eventually led to the resignation of the company's former Chairman on or about June 24, 1999. Randy M. Strausberg was named Capital's new Chairman and Chief Executive. Gerhard Roth, licensed by the BakRed as a Registered Investment Advisor in Germany was elected a Director in charge of European Operations for Capital. Marc Greenspan continued on the Board of Capital. Messrs. Strausberg, Roth, and David W. Parsons were constituted the new executive management of Capital. Mr. Fleischer was relieved of his Germany duties shortly thereafter. Before he could be assigned new duties and before a complete examination of activities in Germany was complete, Mr.
Fleischer resigned.

     At that time the new management began to acquaint itself more fully with the company's business affairs, particularly those that had previously been handled almost exclusively by its former Chairman personally.

     By on or about July 1, 1999, new management of Capital had ascertained that, for reasons unknown, the conveyances of the Transaction Properties to be made by Capital and Western as described in the April 8-K had not been made. Nor were transfers to Capital of some reported subsidiaries and assets completed, as listed above. It was subsequently discovered that at least one possible significant reason for this was the inherent difficulties and high expenses associated with procuring audited financial statements for the most material operating Transaction Properties that matched Global's 52/53 week fiscal year ending on the Friday falling during the week in which the month of April ends.

3. Accounting and Auditing Issues - New management discovered that, even if previously reported transactions could be completed, the most severe obstacle to the completion of the Transaction arose from resolution of accounting and auditing matters in a timely manner to permit the preparation of consolidated financial statements for submission in connection with the April 8-K, due on or about June 20, 1999. In other words, by the time Mr. Cook resigned, Global had already missed the cut-off for the preparation and submission of audited financial statements required for the April 8-K. In addition Global's Annual Report on Form 10-K, which was due to be filed on or about July 30, 1999, required the same information. This situation was brought to the Board's attention by Mr. Strauss, listed in the April 8-K as Controller designate, and then an employee of Capital. An experienced accountant, he concluded that even if funds could be found to pay the new auditors, Eisner and Eisner, the work could not be completed in a timely fashion. Given the incomplete transactions and the estimate of accounting fees exceeding the companies resources, it appeared the Capital/Global transaction could not be completed in any timely fashion.

     The financial statements of Marci for the fiscal years ended May 1998 and 1997 had been audited by the accounting firm of Want & Ender, New York, New York. The financial statements of Securities for the years ended December 31, 1998 and 1997 were audited by the accounting firm of Marx Lange & Gutterman, LLP Certified Public Accountants, New York, New York. The audit of Securities' 1998 financial statements had been completed only a little more than a month at the date of the reorganization agreement. The financial statements of FAB Germany for the year ended December 31, 1998 were undergoing audit by the accounting firm of Dewisa GmbH, Offenbach am Main, Germany, at the date of the reorganization agreement. In connection with the Transaction, the firm of Richard A. Eisner & Co., LLP ("Eisner" or "Eisner & Co."), Certified Public Accountants, was retained to audit the financial statements of Global and its subsidiaries as of April 30, 1999 and the related statements of income, cash flows and shareholders' equity for the fiscal year then ended.

     In connection with this auditing process and new management becoming familiar with it, it was discovered that the 1997 and 1998 audits for Securities had not been performed by SEC-qualified accountants, and that FAB Germany's accountants similarly were not so qualified. Moreover, there appeared to be material weaknesses in FAB Germany's books and records and internal controls that at least threatened to render an audit of that subsidiary in accordance with GAAP and GAAS excessively complex and expensive, if not impossible. Thus, Global was at that point confronted with immediate, elaborate, unexpected and highly costly accounting and auditing tasks less than a month before the Form 10-K was due and when the April 8-K financial statement submission was overdue.

     New management concluded that the legal and accounting fees and expenses to resolve these matters and allow completion of the Transaction as described in the April 8-K would approach or exceed $200,000, and require inordinate amounts of management and other human resources. It was therefore determined that the simplest solution would be to rescind that Transaction and to seek a satisfactory substitute business combination for Global.

4. Management's Discovery of Irreparable Damage to the German Operation With the appointment of Mr. Roth in Germany to replace Mr. Fleischer, and in the absence of any other person, Mr. Strausberg conducted an examination of the condition of FAB Germany (also known as FAB, GmbH). It was quickly concluded that bills had not been paid promptly, payables had mounted and the viability of GmbH was questionable. Also it appeared that Mr. Cook had not succeeded in clearing the transfer of GmbH to Capital. Mr. Strausberg and Roth concluded that GmbH should be put into the hands of a receiver who would settle the debts and close the operation. As a result, one of the main operating subsidiaries of Capital was no longer available to complete the Transaction.

5. Management's Change of Strategic Orientation - Shortly after the resignation of the company's former Chairman, and substantially concurrently with the accounting and auditing developments described above, the company's new management determined that the tasks of developing the company's own, proprietary Electronic Communication Network ("ECN") for Internet-based equity securities trading would be prohibitively expensive for an enterprise of its size. Moreover, the expertise and interests of Messrs. Strausberg, Muchnikoff and Greenspan had historically been in institutional fixed income securities trading.

     Accordingly, new management decided to discontinue Capital's development of an Internet-based securities trading platform, and the individual members of new management decided to organize or purchase another qualified United States securities broker-dealer from which to launch an independent fixed income trading house.

Item 6.
Resignations of Directors.

     No director has resigned or declined to stand for re-election to the Board of Directors since the date of the last annual meeting of stockholders because of any disagreement with Marci on any matter relating to Global's operations, policies or practices.

     As a condition of the New Agreement, as previously described, Ms. Fonner agreed to resign as the Company's sole director and appoint four New Directors nominated by Wavecount. Wavecount has nominated Randy M. Strausberg, Marc Greenspan, Steven Muchnikoff and David W. Parsons. As an outside director, Wavecount has nominated Elroy Drake. The New Directors will not assume office until 10 days after we file an Information Statement and Notice of Change in the Majority of the Board of Directors with the SEC and send copies of the Notice to our stockholders. At that time, Sally A. Fonner will appoint the New Directors and then resign as a director of the Company. Thereafter, the New Directors will manage our business.

     The Board does not currently have any committees. After the appointment of the New Directors, the Board intends to form an Audit Committee and a Compensation Committee. The Audit Committee will review the services provided by our independent accountants, consult with our independent accountants on audits, review certain filings with the SEC, assess need for internal auditing procedures and assess the adequacy of internal controls. The Compensation Committee will determine executive compensation and review transactions between the Company and our affiliates, including any associates of affiliates.

     Compensation of Executive Officers and Directors. Ms. Fonner has not received any cash compensation for services performed during the two years prior to the Transaction. In connection with the plan of reorganization approved by Marci's stockholders, certain persons designated by Capston received 300,000 shares of Common Stock for administrative and management services. Ms. Fonner received 96,400 of these shares of Common Stock for her personal account.

     Executive Employment Contracts. Prior to the Old Transaction, FAB Capital had authorized employment agreements between certain executives and key employees and the companies that were to be transferred to Marci in connection with the Old Transaction. However, no such employment agreements were actually written or approved by the Board of Capital.

     In connection with the new transaction, it is expected that employment agreements will be written and approved by Wavecount for the following executives: Randy M. Strausberg, Steven A. Muchnikoff, Marc Greenspan and David
W. Parsons. These agreements require the executives and key employees to devote substantially all of their business time to the affairs of Global, our subsidiaries and Wavecount, establish standards of conduct, prohibit the solicitation of our existing clients after termination, expressly affirm our rights respecting the ownership and disclosure of confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement by the employee or the Company. The following table summarizes the compensation payable to executives and key employees under the terms of their respective employment agreements.


Employee               Position       Term          Salary  Initial Stock Option

Randy M. Strausberg       CEO        5 years       $150,000   250,000 shares (1)
David W. Parsons    General Counsel  5 years       $100,000   125,000 shares (1)
Steven Muchnikoff      Director      5 years       $100,000   125,000 shares (1)
Marc Greenspan         Director      5 years       $100,000   125,000 shares (1)

(1) stock options granted to our executives and key employees are exercisable at a price of 50 cents per share (cash exercise) and will vest after one year from February 1, 2000.

     In addition, each of the executives and key employees identified above will participate, without cost, in our standard employee benefit programs, including medial/hospitalization insurance and group life insurance, as in effect from time to time.

ITEM 7.
Financial Statements and Exhibits

(a)   Financial statements of acquired business.

     As permitted by Item 7(a)(4) of Form 8-K, the audited financial statements of the acquired business will be filed within 60 days after the date of this Report

(b) Pro forma financial information.

     As permitted by Item 7(a)(4) of Form 8-K, complete pro forma financial statements of the Registrant and its recently acquired subsidiary will be filed within 60 days after the date of this Report.

(c)  Exhibits.

     Exhibits will be filed by amendment.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAB Global, Inc., a Georgia corporation (formerly known as Marci International Imports) December 2, 1999


/s/

By: Sally A. Fonner, President and Chairman


--------
1 At the date of the reorganization agreement, Capital owned all of the nonvoting Preferred Stock of Securities and an option for all of the voting common stock. At the time, exercise of the option was pending, as was approval of Capital's acquisition of Securities by the National Association of Securities Dealer, Inc. ("NASD"). The option was fully exercised later in April 1999, and NASD approval was forthcoming in the second half of June 1999. 2 The April 8-K inadvertently indicated that this number was 775,180.